UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2011

ALICO, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 338, LaBelle, FL 33975
(Address of Principal Executive Offices) (Zip Code)

(863) 675-2966
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Alico Inc. (the “Company”) held its Annual Meeting of Shareholders on February 18, 2011.  There were 7,370,110 shares of common stock entitled to be voted and 6,425,601 shares were voted in person or by proxy.

The Company’s inspector of elections certified the following vote tabulations:

At the meeting, shareholders voted on the following items:

Proposal 1: The following nominees were elected to serve on the Board of Directors:

	FOR	AGAINST	WITHHELD	BROKER NON-VOTES

John R. Alexander	5,166,147	—	115,621	1,143,833
John D. Alexander	5,170,843	—	110,925	1,143,833
Robert E. Lee Caswell	5,179,576	—	102,192	1,143,833
Thomas A. McAuley	5,194,186	—	87,582	1,143,833
Charles L. Palmer	5,090,702	—	191,066	1,143,833
Ramon A. Rodriguez	5,196,436	—	85,332	1,143,833
John D. Rood	5,192,967	—	88,801	1,143,833
Robert J Viguet Jr.	5,155,314	—	126,454	1,143,833
Gordon Walker Ph.D.	5,194,257	—	87,511	1,143,833

Proposal 2: The amended and restated director compensation plan for fiscal 2011was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,168,905	79,568	33,295	1,143,833

Proposal 3: The possible appointment of McGladrey & Pullen L.L.P. as the Company’s independent registered public accounting firm for fiscal 2011 was ratified.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,364,575	53,139	7,887	N/A

Proposal 4: The compensation of the named executive officers as disclosed in the Company’s proxy statement was approved on an advisory basis.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,186,557	60,765	34,446	1,143,833

Proposal 5: The shareholders voted, on an advisory basis, to hold an annual advisory vote on the compensation of the named executive officers.

1 YEAR	2 YEAR	3 YEAR	ABSTAIN	BROKER NON-VOTES
4,437,784	281,371	527,391	35,222	1,143,833

Item 8.01. Other Events.

On February 23, 2010, the Company issued a press release announcing the Election of Directors, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 23, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

By:	/s/ JD Alexander
	Name:	JD Alexander
	Title:	President, Chief Executive Officer & Vice-Chairman of the Board

Date: February 23, 2011